Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE    February 8, 2007

FreightCar America, Inc. reports quarterly net income of $2.65 per diluted share. Sales were a record $1,444.8 million and net income per diluted share was $10.07 for the year ended December 31, 2006.

Chicago, IL, February 8, 2007 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended December 31, 2006. For the fourth quarter of 2006, sales were $390.8 million and net income attributable to common stockholders was $34.0 million, or $2.65 per diluted share. In comparison, for the fourth quarter of 2005, the Company had sales of $267.3 million and net income attributable to common stockholders of $17.6 million, or $1.38 per diluted share.

Net income for the fourth quarter of 2006 was $34.0 million, compared to net income of $17.6 million for the fourth quarter of 2005. EBITDA was $53.1 million in the fourth quarter of 2006, compared with EBITDA of $28.6 million in the fourth quarter of 2005. The improvement in net income and EBITDA reflected increased sales volume, operating leverage attributable to higher volume and improved productivity. EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s net income to EBITDA is set forth in the supplemental disclosures attached to this press release.

“Our strong fourth quarter reflects management’s continued focus on execution. Productivity at all of our production facilities steadily improved in the quarter. Over 10% of fourth quarter output was steel-bodied railcars. Even with diversification from aluminum cars to carbon steel and stainless steel designs, operating margins continued to be outstanding,” said John E. Carroll, Jr., President and CEO.

“Orders for new railcars totaled 2,199 units in the fourth quarter of 2006, compared with 357 units in the third quarter of 2006 and 5,035 units for the fourth quarter of 2005. The backlog of unfilled orders was 9,315 units at December 31, 2006, compared with 12,176 units at September 30, 2006 and 20,729 units at December 31, 2005.”

“The Company’s efforts to enhance shareholder value through our open market common share buyback of up to $50.0 million will commence in the first quarter of 2007. Our strategic initiative to develop other railcar types remains on track, and we continue to explore other opportunities to further enhance shareholder value. We remain focused on cost reduction programs to improve our competitive position, including reassessing our manufacturing facilities. The expansion of our Roanoke, Virginia facility is on schedule, and we plan to ship the first aluminum/stainless steel hybrid cars in the first quarter of 2007.”

As of December 31, 2006, the Company adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An amendment of FASB Statements No. 87, 88, 106 and 132(R). Adoption of this standard reduced stockholders’ equity at December 31, 2006 by $21.2 million and will not change current or ongoing cash flows or plan costs.

For the year ended December 31, 2006, sales were $1,444.8 million and net income attributable to common stockholders was $128.7 million, or $10.07 per diluted share. In comparison, for the year ended December 31, 2005, the Company had sales of $927.2 million and net income attributable to common stockholders of $45.4 million, or $4.04 per diluted share. Pro forma earnings per share and EBITDA amounts for the years ended December 31, 2006 and 2005, are shown in the supplemental disclosures attached to this press release.

The Company will host a conference call on Thursday, February 8, 2007 at 11:00 a.m. (Eastern Standard Time) to discuss the Company’s fourth quarter financial results. To participate in the conference call, please dial (888) 428-4480. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:30 p.m. (Eastern Standard Time) on Thursday, February 8, 2007 until 11:59 p.m. (Eastern Standard Time) on February 14, 2007. To access the replay, please dial (800) 475-6701. The replay pass code is 860301. An audio replay of the call will be available on the Company’s website within two days following the earnings call.

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2006	December 31, 2005
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$212,026	$61,737
Accounts receivable, net	11,369	3,854
Inventories	106,643	75,089
Other current assets	5,045	4,033
Deferred income taxes	8,462	9,410

Total current assets	343,545	154,123

Property, plant and equipment, net	25,905	23,889
Deferred financing costs, net	382	688
Intangible assets, net (a)	5,673	12,834
Goodwill	21,521	21,521
Deferred income taxes (a)	22,955	12,227

Total assets	$419,981	$225,282

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$103,038	$59,514
Accrued payroll and employee benefits (a)	16,600	13,015
Accrued pension costs (a)	—	10,174
Income taxes payable	9,816	4,235
Accrued warranty	12,051	7,878
Customer deposits	11,652	—
Other current liabilities	3,831	3,955

Total current liabilities	156,988	98,771

Long-term debt, less current portion	93	154
Accrued pension costs, less current portion (a)	9,576	11,693
Accrued postretirement benefits, less current portion (a)	49,455	22,465

Total liabilities	216,112	133,083

Commitments and contingencies

Stockholders’ equity
Preferred stock	—	—
Common stock	127	126
Additional paid in capital	99,981	93,932
Accumulated other comprehensive loss (a)	(26,774)	(5,556)
Retained earnings	130,535	3,697

Total stockholders’ equity	203,869	92,199

Total liabilities and stockholders’ equity	$419,981	$225,282

(a)	December 31, 2006 amounts include the effects of the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An amendment of FASB Statements No. 87, 88, 106 and 132(R). This statement was not applied retrospectively. Adoption of this standard reduced stockholders’ equity at December 31, 2006 by $21.2 million and will not change current or ongoing cash flows or plan costs.

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Sales	$390,831	$267,263	$1,444,800	$927,187
Cost of sales	329,324	233,888	1,211,349	820,638

Gross profit	61,507	33,375	233,451	106,549

Selling, general and administrative expense	8,821	6,615	32,260	27,733
Compensation expense under stock option and restricted share award agreements (selling, general and administrative expense)	456	207	2,130	358
Provision for settlement of labor disputes (selling, general and administrative expense)	—	—	—	370

Operating income	52,230	26,553	199,061	78,088

Interest income	(2,208)	(575)	(5,860)	(1,225)
Interest expense	90	95	352	11,082
Amortization and write-off of deferred financing costs	77	77	306	776

Income before income taxes	54,271	26,956	204,263	67,455
Income tax provision	20,306	9,361	75,530	21,762

Net income	33,965	17,595	128,733	45,693
Redeemable preferred stock dividends accumulated	—	—	—	311

Net income attributable to common stockholders	$33,965	$17,595	$128,733	$45,382

Net income per common share attributable to common stockholders – basic	$2.69	$1.40	$10.23	$4.08

Net income per common share attributable to common stockholders – diluted	$2.65	$1.38	$10.07	$4.04

Weighted average common shares outstanding - basic	12,636,176	12,532,700	12,586,889	11,135,440

Weighted average common shares outstanding - diluted	12,797,437	12,722,223	12,785,015	11,234,075

Dividends declared per common share	$0.06	$0.03	$0.15	$0.06

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2006	2005
	(In thousands)
Cash flows from operating activities
Net income	$128,733	$45,693
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	5,442	7,810
Non-cash interest expense related to senior notes and rights to additional acquisition consideration	—	9,635
Other non-cash items	259	1,569
Deferred income taxes	2,568	4,817
Provision for settlement of labor disputes	—	370
Stock-based compensation expense	2,130	358
Changes in operating assets and liabilities:
Accounts receivable	(7,515)	282
Inventories	(31,554)	(1,871)
Other current assets	(1,012)	(3,599)
Accounts payable	42,448	(10,487)
Accrued payroll and employee benefits	3,414	6,812
Income tax payable/receivable	5,581	4,235
Accrued warranty	4,173	1,914
Customer deposits and other current liabilities	11,614	(6,211)
Accrued pension costs and accrued postretirement benefits	(12,125)	4,487

Net cash flows provided by operating activities	154,156	65,814

Cash flows from investing activities
Restricted cash withdrawals, net	—	12,955
Proceeds from sale of property, plant and equipment	1,082	—
Purchases of property, plant and equipment	(6,903)	(7,520)

Net cash flows (used in) provided by investing activities	(5,821)	5,435

Cash flows from financing activities
Payments on long-term debt	(71)	(59,331)
Issuance of common stock, net of issuance costs	2,089	87,320
Excess tax benefit from stock-based compensation	1,831	—
Redemption of preferred stock and payment of accumulated dividends	—	(13,000)
Payments of additional acquisition consideration	—	(34,963)
Cash dividends paid to stockholders	(1,895)	(751)

Net cash flows provided by (used in) financing activities	1,954	(20,725)

Net increase in cash and cash equivalents	150,289	50,524
Cash and cash equivalents at beginning of period	61,737	11,213

Cash and cash equivalents at end of period	$212,026	$61,737

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net income per common share

attributable to common stockholders to

pro forma earnings per share(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Net income per common share attributable to common stockholders - basic	$2.69	$1.40	$10.23	$4.08

Net income per common share attributable to common stockholders - diluted	$2.65	$1.38	$10.07	$4.04

Net income attributable to common stockholders	$33,965	$17,595	$128,733	$45,382
Related-party interest expense	—	—	—	3,253
Third-party interest expense	—	—	—	964
Write-off of deferred financing costs	—	—	—	439
Fees for termination of management services agreements (selling, general and administrative expense)	—	—	—	900
Tax effects of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements	—	—	—	(2,022)
Interest expense and related accretion on rights to additional acquisition consideration	—	—	—	6,382
Tax effect of interest expense and related accretion on rights to additional acquisition consideration	—	—	—	(5,326)
Redeemable preferred stock dividends accumulated	—	—	—	311

Adjusted net income attributable to common stockholders	$33,965	$17,595	$128,733	$50,283

Pro forma earnings per share – basic	$2.69	$1.40	$10.23	$4.01

Pro forma earnings per share – diluted	$2.65	$1.38	$10.07	$3.95

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Weighted average common shares outstanding - basic (prior to adjustments)	12,636,176	12,532,700	12,586,889	11,135,440

Effect of common shares issued in the initial public offering, as if the transaction occurred on the first day of the respective period	—	—	—	1,397,260

Weighted average common shares outstanding - basic (following adjustments)	12,636,176	12,532,700	12,586,889	12,532,700

Dilutive effect of options and awards granted under the 2005 Long-Term Incentive Plan, as if the options and awards were granted on the first day of the respective period	161,261	189,911	198,126	189,911

Weighted average common shares outstanding - diluted (following adjustments)	12,797,437	12,722,611	12,785,015	12,722,611

(1)

Pro forma earnings per share represents the Company’s net income per common share attributable to common stockholders as adjusted to give effect to: (1) the issuance of stock options and restricted share awards under the 2005 Long-Term Incentive Plan; (2) the completion of the Company’s initial public offering on April 11, 2005; and (3) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net income of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the removal from the calculation of net income of the write-off of deferred financing costs and fees for termination of management services agreements in connection with the offering; (iv) the redemption of the Company’s preferred stock with the proceeds from the offering; (v) the tax effects of the removal of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements from the calculation of net income; and (vi) the tax effect of interest expense and related accretion on rights to additional acquisition consideration, which expense became deductible for tax purposes upon payment of the additional acquisition consideration with the proceeds from the offering. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically had been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net income to EBITDA(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands)
Net income	$33,965	$17,595	$128,733	$45,693
Income tax provision	20,306	9,361	75,530	21,762
Related-party interest expense	—	—	—	3,253
Third-party interest expense	90	95	352	1,447
Interest expense and related accretion on rights to additional acquisition consideration	—	—	—	6,382
Interest income	(2,208)	(575)	(5,860)	(1,225)
Amortization of deferred financing costs	77	77	306	337
Write-off of deferred financing costs	—	—	—	439
Amortization of intangible assets	147	147	590	590
Depreciation	712	1,890	4,852	7,220

EBITDA	$53,089	$28,590	$204,503	$85,898

(1)

EBITDA represents net income before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.